UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 2, 2023

JELD-WEN HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38000	93-1273278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2645 Silver Crescent Drive
Charlotte, North Carolina 28273
(Address of principal executive offices) (Zip code)
Registrant's telephone number, including area code: (704) 378-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.01 per share)	JELD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.
On July 2, 2023, pursuant to the previously announced Share Sale Agreement (the “Sale Agreement”), dated April 17, 2023, by and between JW International Holdings, Inc. (“JW International”), a wholly-owned subsidiary of JELD-WEN Holding, Inc., a Delaware corporation (the “Company”), and Aristotle Holding III Pty Limited (the “Buyer”), a subsidiary of Platinum Equity Advisors, LLC, JW International completed the sale to Buyer of all the outstanding capital stock of JELD-WEN Australia Pty. Ltd., which holds, directly or indirectly through a subsidiary, all of the assets and operations of the Company’s Australasia business (the “Disposal Transaction”). The Company received net cash proceeds of approximately $446 million from the Disposal Transaction.
The foregoing description of the Sale Agreement and the Disposal Transaction does not purport to be complete and is qualified in its entirety by the Sale Agreement filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U. S. Securities and Exchange Commission on April 18, 2023.
The unaudited pro forma condensed consolidated financial information of the Company giving effect to the Disposal Transaction, together with the related notes thereto, is attached hereto as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure.
On July 2, 2023, the Company issued a press release announcing the completion of the Disposal Transaction. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.
On July 5, 2023, the Company issued a press release announcing that JELD-WEN, Inc., a wholly-owned subsidiary of the Company, issued on July 3, 2023 a notice to redeem on August 3, 2023 all $250 million of its 6.250% Senior Secured Notes due May 2025 and $200 million of its 4.625% Senior Notes due December 2025. A copy of the press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K.
The information in this Item 7.01 (including Exhibits 99.2 and 99.3) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing

Item 9.01 Financial Statements and Exhibits.
(b) Pro forma financial information.
The following unaudited pro forma condensed consolidated financial information of JELD-WEN Holding, Inc. is attached hereto as Exhibit 99.1 and is incorporated herein by reference:
•Unaudited Pro Forma Condensed Consolidated Balance Sheet as of April 1, 2023.
•Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended April 1, 2023 and each of the years ended December 31, 2022, 2021 and 2020.
(d) Exhibits.

Exhibit No.	Description

99.1	Unaudited pro forma condensed consolidated financial statements of JELD-WEN Holding, Inc.

99.2	Press Release issued by JELD-WEN Holding, Inc. dated July 2, 2023.

99.3	Press Release issued by JELD-WEN Holding, Inc. dated July 5, 2023.

104	Cover Page Interactive Data file (formatted as Inline XBRL).

Forward-Looking Statements
This report on Form 8-K contains forward-looking statements. All statements other than statements of historical fact contained in this report are forward-looking statements, including all statements regarding the notice of redemptions. Forward-looking statements are generally identified by the Company’s use of forward-looking terminology such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “plan”, “potential”,

“predict”, “seek”, or “should”, or the negative thereof or other variations thereon or comparable terminology. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results or events, such expectation or belief is based on the current plans, expectations, assumptions, estimates, and projections of management. Although the Company believes that these statements are based on reasonable expectations, assumptions, estimates and projections, they are only predictions and involve known and unknown risks, many of which are beyond the Company’s control, that could cause actual outcomes and results to be materially different from those indicated in such statements.
The Company’s actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and other filings with the U.S. Securities and Exchange Commission.
The forward-looking statements included in this report are made as of the date hereof, and the Company undertakes no obligation to update any forward-looking statements to reflect events, new information or circumstances occurring after the date of this report, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2023		JELD-WEN HOLDING, INC.

	By:	/s/ Julie Albrecht
Julie Albrecht
Executive Vice President and Chief Financial Officer